                                                             File No. 70-8693

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                             Post-Effective Amendment No. 2
                                           to
                                        FORM U-1

                               APPLICATION OR DECLARATION
                                          under
                     THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                                           ***
                          AMERICAN ELECTRIC POWER COMPANY, INC.
                         1 Riverside Plaza, Columbus, Ohio 43215

                                 AEP GENERATING COMPANY
                         1 Riverside Plaza, Columbus, Ohio 43215

                                APPALACHIAN POWER COMPANY
                     40 Franklin Road, S.W., Roanoke, Virginia 24011

                             COLUMBUS SOUTHERN POWER COMPANY
                      215 North Front Street, Columbus, Ohio 43215

                             INDIANA MICHIGAN POWER COMPANY
               One Summit Square, P. O. Box 60, Fort Wayne, Indiana 46801

                                 KENTUCKY POWER COMPANY
                      1701 Central Avenue, Ashland, Kentucky 41101

                                 KINGSPORT POWER COMPANY
                     40 Franklin Road, S. W. Roanoke, Virginia 24011

                                   OHIO POWER COMPANY
                     301 Cleveland Avenue, S. W., Canton, Ohio 44701

                                 WHEELING POWER COMPANY
                     51 Sixteenth St., Wheeling, West Virginia 26003
                    (Name of company or companies filing this state-
                   ment and addresses of principal executive offices)
                                           ***
                          AMERICAN ELECTRIC POWER COMPANY, INC.
                         1 Riverside Plaza, Columbus, Ohio 43215
                     (Name of top registered holding company parent
                             of each applicant or declarant)
                                           ***
                                  A. A. Pena, Treasurer
                       AMERICAN ELECTRIC POWER SERVICE CORPORATION
                         1 Riverside Plaza, Columbus, Ohio 43215

                    John F. DiLorenzo, Jr., Associate General Counsel
                       AMERICAN ELECTRIC POWER SERVICE CORPORATION
                         1 Riverside Plaza, Columbus, Ohio 43215
                       (Names and addresses of agents for service)



       American Electric Power Company, Inc. ("American"), AEP Generating Company ("Generating"), Appalachian Power Company ("Appalachian"), Columbus Southern Power Company ("Columbus"), Indiana Michigan Power Company ("Indiana"), Kentucky Power Company ("Kentucky"), Kingsport Power Company ("Kingsport"), Ohio Power Company ("Ohio") and Wheeling Power Company ("Wheeling") (collectively, "the Companies") propose to amend their Application/Declaration on Form U-1, as amended, in File No. 70-8693 by supplying the following financial statements and Sources of Funds Statements:

ITEM 6.  EXHIBITS AND FINANCIAL STATEMENTS
       The following financial statements, and Source of Funds
Statements are filed as part of this statement:
       (b)    Financial Statements:

              1. Balance Sheets as of December 31, 1997, and Statements of Income and Retained Earnings for the 12 months ended December 31, 1997, of American and its subsidiaries con-solidated and of Generating, Appalachian, Columbus, Indiana, Kentucky, Kingsport, Ohio and Wheeling.

              2. Funds Flow Statements for American, Appalachian, Columbus, Generating, Indiana, Kentucky, Kingsport, Ohio and Wheeling for the years 1998, 1999, 2000, 2001, 2002 and 2003.




                                       SIGNATURES
       Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned have duly caused this Post-Effective Amendment No. 2 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.
                                  AMERICAN ELECTRIC POWER COMPANY, INC.
                                  AEP GENERATING COMPANY
                                  APPALACHIAN POWER COMPANY
                                  COLUMBUS SOUTHERN POWER COMPANY
                                  INDIANA MICHIGAN POWER COMPANY
                                  KENTUCKY POWER COMPANY
                                  KINGSPORT POWER COMPANY
                                  OHIO POWER COMPANY
                                  WHEELING POWER COMPANY

                                  By:    /s/ A. A. Pena
                                               Treasurer

Dated:  April 20, 1998